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                                                                    EXHIBIT 15.1


Coopers & Lybrand's Awareness Letter


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549


Re: Cabot Oil & Gas Corporation
    Registration Statements on Form S-8



We are aware that our report dated August 10, 1994 on our review of the interim condensed consolidated financial information of Cabot Oil & Gas Corporation for the three-month period and six-month period ended June 30, 1994 and 1993 and included in this Form 10-Q is incorporated by reference in the Company's registration statement on Form S-8 (Registration No. 33-35478) filed with the Securities and Exchange Commission on March 7, 1994 and Form S-8 (Registration No. 33-53723) dated May 20, 1994. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of Section 7 and 11 of the Act.



                          COOPERS & LYBRAND L.L.P.



Houston, Texas
August 10, 1994